As filed with the Securities and Exchange Commission on January 2, 2008

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

PETROHAWK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	86-0876964
(State of Incorporation)	(IRS Employer Identification No.)

1000 Louisiana, Suite 5600 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Petrohawk Energy Corporation Third Amended and Restated 2004 Employee Incentive Plan

(Full title of each Plan)

Floyd C. Wilson

President and Chief Executive Officer

1000 Louisiana Suite 5600

Houston, Texas 77002

(832) 204-2700

(Name, address and telephone number of agent for service)

Copy to:

William T. Heller IV

Thompson & Knight LLP

333 Clay Street, Suite 3300

Houston, Texas 77002

(713) 654-8111

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.001 per share	5,500,000 shares	$17.685	$97,267,500	$3,823

(1)	Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), shares issuable upon any stock split, stock dividend or similar transaction with respect to the shares covered hereby are also being registered hereunder.
(2)	Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low sale prices for the common stock on the New York Stock Exchange on December 26, 2007. Pursuant to Rule 457(h), the registration fee is calculated with respect to the maximum number of shares of the Company’s common stock issuable under the plan and not previously registered.

INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS

The contents of Registration Statement No. 333-117733 relating to the Petrohawk Energy Corporation (the “registrant”) 2004 Employee Incentive Plan (the “2004 Incentive Plan”) and the Petrohawk Energy Corporation 2004 Non-Employee Director Incentive Plan (the “Non-Employee Director Plan” and, collectively, the “Plans”) filed by the registrant with the Securities and Exchange Commission (the “SEC”) on July 29, 2004, including all exhibits thereto as applicable, Registration Statement No. 333-127011 relating to the increase in the number of shares being registered under the Plans filed by registrant with the SEC on July 29, 2005, including all exhibits thereto as applicable, and Registration Statement No. 333-137346 relating to the increase in the number of shares being registered under the Plans filed by the registrant with the SEC on September 15, 2006, including all exhibits thereto as applicable are incorporated herein by reference pursuant to General Instruction E to Form S-8. Specifically, the following, which are incorporated by reference as “later-filed” documents into the registration statements described above, are incorporated herein by this reference:

•	The registrant’s annual report on Form 10-K (File No. 000-25717), as amended, for the fiscal year ended December 31, 2006.

•	The registrant’s quarterly reports on Form 10-Q (File No. 000-25717) for the fiscal quarters ended March 31, 2007, June 30, 2007, and September 30, 2007.

•

The registrant’s current reports on Form 8-K (File No. 000-25717) as filed on February 8, 2007, February 28, 2007 (excluding Item 202 and the related exhibit), June 19, 2007, July 31, 2007, August 15, 2007, September 7, 2007, September 13, 2007, October 19, 2007; current report on Form 8-K/A filed on October 2, 2007; November 30, 2007 and December 7, 2007.

•

The description of the registrant’s common stock contained in the registration statement on Form 8-A (No. 001-33334) as filed on February 28, 2007, including on subsequent amendment(s) or report(s) filed for the purpose of updating that description.

In addition, all documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K), subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

The purpose of this Registration Statement is to register 5,500,000 additional shares of common stock of Petrohawk Energy Corporation for offer and sale pursuant to the Third Amended and Restated 2004 Employee Incentive Plan.

REQUIRED EXHIBITS, OPINIONS AND CONSENTS

Item 8.	Exhibits.

The following documents are filed as exhibits to this registration statement:

4.1	Petrohawk Energy Corporation Third Amended and Restated 2004 Employee Incentive Plan (incorporated by reference to Exhibit 10.1 to registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2007 filed with the SEC on May 10, 2007)

4.2*	Amendment No. 1 to the Petrohawk Energy Corporation Third Amended and Restated 2004 Employee Incentive Plan

5.1*	Opinion of Thompson & Knight LLP

23.1	Consent of Thompson & Knight LLP (included in the opinion of Thompson & Knight LLP filed herewith as Exhibit 5.1)

23.2*	Consent of Deloitte & Touche LLP.

23.3*	Consent of Netherland, Sewell & Associates, Inc., Petroleum Engineers for Petrohawk Energy Corporation

24.1*	Power of Attorney (included on signature page of this Registration Statement)

*	Filed herewith

Item 9.	Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(iii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas, on this 2nd day of January, 2008.

PETROHAWK ENERGY CORPORATION

By:	/s/ Floyd C. Wilson
Floyd C. Wilson
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Petrohawk Energy Corporation, a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Floyd C. Wilson and Mark J. Mize, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments to the Registration Statement, and all other documents in connection therewith to be filed with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date	Signature / Title

January 2, 2008	By:	/s/ Floyd C. Wilson
Floyd C. Wilson
Chairman of the Board, President, and Chief Executive Officer

January 2, 2008	By:	/s/ Mark J. Mize
Mark J. Mize
Executive Vice President, Chief Financial Officer and Treasurer

January 2, 2008	By:	/s/ James W. Christmas
James W. Christmas
Vice Chairman and Director

January 2, 2008	By:	/s/ Tucker S. Bridwell
Tucker S. Bridwell
Director

January 2, 2008	By:	/s/ Thomas R. Fuller
Thomas R. Fuller
Director

January 2, 2008	By:	/s/ James L. Irish III
James L. Irish III
Director

January 2, 2008	By:	/s/ Gary A. Merriman
Gary A. Merriman
Director

January 2, 2008	By:	/s/ Robert G. Raynolds
Robert G. Raynolds
Director

January 2, 2008	By:	/s/ Robert C. Stone, Jr.
Robert C. Stone, Jr.
Director

January 2, 2008	By:	/s/ Christopher A. Viggiano
Christopher A. Viggiano
Director

INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.1	Petrohawk Energy Corporation Third Amended and Restated 2004 Employee Incentive Plan (incorporated by reference to Exhibit 10.1 to registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2007 filed with the SEC on May 10, 2007)

4.2*	Amendment No. 1 to the Petrohawk Energy Corporation Third Amended and Restated 2004 Employee Incentive Plan

5.1*	Opinion of Thompson & Knight LLP

23.1	Consent of Thompson & Knight LLP (included in the opinion of Thompson & Knight LLP filed herewith as Exhibit 5.1)

23.2*	Consent of Deloitte & Touche LLP.

23.3*	Consent of Netherland, Sewell & Associates, Inc., Petroleum Engineers for Petrohawk Energy Corporation

24.1*	Power of Attorney (included on signature page of this Registration Statement)

*	Filed herewith